Exhibit 99.1
FOR IMMEDIATE RELEASE
August 1, 2017

Owens & Minor Reports 2nd Quarter 2017 Financial Results

Owens & Minor completes acquisition of Byram Healthcare for $380 million

Richmond, Va. - BUSINESS WIRE - August 1, 2017 - Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the second quarter ended June 30, 2017, including consolidated revenues of $2.27 billion, compared to revenues of $2.48 billion in the second quarter of 2016. Quarterly net income was $20.1 million, or $0.33 per share, compared to $27.7 million, or $0.45 per share, for the second quarter last year. Adjusted net income (non-GAAP) was $25.8 million, or $0.43 per share, compared to $0.55 per share in last year’s second quarter.

With the closing of the Byram Healthcare acquisition, Owens & Minor has adopted a revised non-GAAP presentation that excludes amortization of acquisition-related intangible assets in addition to items currently excluded. A reconciliation of reported results to adjusted (non-GAAP) measures is included below. Similar to the first quarter of 2017, the quarterly decrease in revenues and earnings resulted primarily from the previously discussed transition of a significant customer in 2016, as well as increased production costs in our Proprietary Products segment and ongoing margin pressure in our Domestic distribution business. Offsetting these factors were benefits from cost control and productivity initiatives, as well as a one-time benefit from the release of an income tax valuation allowance in Europe, resulting from improved operating performance.

Consolidated operating earnings for the second quarter of 2017 were $32.8 million, compared to $52.1 million in last year’s second quarter. Adjusted consolidated operating earnings (non-GAAP) for the second quarter were $41.4 million, compared to $61.3 million for the same period last year.

“We are pleased to have successfully closed the acquisition of Byram Healthcare, and we welcome these new teammates into our organization. Acquiring Byram Healthcare represents an important step toward accelerating our strategy to expand our services along the continuum of care,” said P. Cody Phipps, chairman, president & chief executive officer of Owens & Minor. “As we have previously said, the first half of 2017 was challenging, but we remain committed to improving our performance, as we continue to execute our strategy.”

Year-to-Date 2017 Results
For the first six months of 2017, consolidated revenues were $4.59 billion, compared to revenues of $4.94 billion in the first six months of 2016. Net income for the first half of the year was $38.9 million, or $0.64 per share, compared to $0.83 per share for the same period last year. Adjusted net income (non-GAAP) was $52.3 million, or $0.86 per share, compared to $1.08 per share in the first six months of last year.

Consolidated operating earnings for the first half of 2017 were $68.4 million, compared to $97.0 million in the same period last year. Adjusted consolidated operating earnings (non-GAAP) for the first six months of 2017 were $89.1 million, compared to $119 million for the same period last year.

Acquisition of Byram Healthcare
Owens & Minor also announced that it has closed the previously announced acquisition of Byram Healthcare for $380 million. Byram Healthcare, a leading national distributor of direct-to-patient medical supplies, will accelerate Owens & Minor’s strategic plan to expand its services along the continuum of care. As part of the transaction, Owens & Minor executed a refinancing of its bank credit facility and expanded it to $600 million and executed a term loan of $250 million, both of which are due in 2022. Owens & Minor expects the transaction to be modestly accretive to earnings in 2017, and anticipates further accretion to earnings in 2018.

Segment Results
Segment financial results for the quarter are shown in the financial tables included with this release. Segment results include:

•	Domestic Segment quarterly revenues were $2.13 billion, compared to $2.35 billion a year ago; operating earnings were $29.5 million, compared to $43.5 million for the same period last year.

•	International Segment quarterly revenues were $95.9 million, compared to $88.6 million last year; operating earnings were $0.8 million, compared to $0.9 million in last year’s second quarter.

•	Proprietary Products Segment quarterly revenues were $131 million, compared to $135 million in the prior year quarter; operating earnings were $8.8 million versus $14.3 million last year.

Revised Financial Guidance and Outlook
As a result of the closing of the Byram Healthcare transaction and the adoption of a revised non-GAAP presentation, Owens & Minor is revising its guidance on an adjusted basis (non-GAAP) for 2017 and 2018. The revised outlook for non-GAAP diluted earnings per share in 2017 is $1.90 to $2.00. For 2018, the company is updating guidance to $2.25 to $2.35 per share on an adjusted basis (non-GAAP). The company believes that its strategic plan and the acquisition of Byram Healthcare will enable Owens & Minor to achieve its stated goal of high single-digit growth rates in subsequent years.

Although the company does provide guidance for adjusted earnings per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities & Exchange Commission.

Investors Conference Call & Supplemental Material
Conference Call: Owens & Minor will conduct a conference call for investors on Wednesday, August 2, 2017, at 8:00 a.m. EDT. The access code for the conference call, international dial-in and replay is #57721689. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. Replay: A replay of the call will be available for one week by dialing 855-859-2056. Webcast: A listen-only webcast of the call, along with supplemental information, will be available on www.owens-minor.com under “Investor Relations.”

Safe Harbor Statement
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, including financial guidance for 2017 and 2018 and growth rates in subsequent years. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to our annual report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC") and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause our actual results to differ materially from our current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, we can give no assurances that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its Web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

Included with the press release financial tables are reconciliations of the differences between the non-GAAP financial measures presented in this news release and their most directly comparable GAAP financial measures.

About Owens & Minor, Inc.
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare services company dedicated to Connecting the World of Medical Products to the Point of CareSM by providing vital supply chain services to healthcare providers and manufacturers of healthcare products. Owens & Minor provides logistics services across the spectrum of medical products from disposable medical supplies to devices and implants. With logistics platforms strategically located in the United States and Europe, Owens & Minor serves markets where three quarters of global healthcare spending occurs. Owens & Minor’s customers span the healthcare market from independent hospitals to large integrated healthcare networks, as well as group purchasing organizations, healthcare products manufacturers, and the federal government. A FORTUNE 500 company, Owens & Minor is headquartered in Richmond, Virginia, and has annualized revenues exceeding $9 billion. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:
Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2017	2016
Net revenue	$2,265,907	$2,483,676
Cost of goods sold	1,992,374	2,184,256
Gross margin	273,533	299,420
Distribution, selling and administrative expenses	236,615	242,914
Acquisition-related and exit and realignment charges	2,893	6,752
Other operating (income) expense, net	1,188	(2,300)
Operating earnings	32,837	52,054
Interest expense, net	6,736	6,765
Income before income taxes	26,101	45,289
Income tax provision	5,960	17,573
Net income	$20,141	$27,716

Net income per common share:
Basic	$0.33	$0.45
Diluted	$0.33	$0.45

	Six Months Ended June 30,
	2017	2016
Net revenue	$4,594,480	$4,939,469
Cost of goods sold	4,039,768	4,343,413
Gross margin	554,712	596,056
Distribution, selling and administrative expenses	474,308	485,639
Acquisition-related and exit and realignment charges	11,835	17,235
Other operating (income) expense, net	216	(3,842)
Operating earnings	68,353	97,024
Interest expense, net	13,480	13,554
Income before income taxes	54,873	83,470
Income tax provision	15,947	31,619
Net income	$38,926	$51,851

Net income per common share:
Basic	$0.64	$0.83
Diluted	$0.64	$0.83

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	June 30, 2017	December 31, 2016

Assets
Current assets
Cash and cash equivalents	$57,066	$185,488
Accounts receivable, net	655,259	606,084
Merchandise inventories	1,004,076	916,311
Other current assets	306,452	254,156
Total current assets	2,022,853	1,962,039
Property and equipment, net	198,442	191,718
Goodwill, net	423,107	414,936
Intangible assets, net	80,051	82,511
Other assets, net	70,684	66,548
Total assets	$2,795,137	$2,717,752
Liabilities and equity
Current liabilities
Accounts payable	$798,454	$750,750
Accrued payroll and related liabilities	23,819	45,051
Other current liabilities	241,091	238,837
Total current liabilities	1,063,364	1,034,638
Long-term debt, excluding current portion	579,117	564,583
Deferred income taxes	89,812	90,383
Other liabilities	69,273	68,110
Total liabilities	1,801,566	1,757,714
Total equity	993,571	960,038
Total liabilities and equity	$2,795,137	$2,717,752

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2017	2016

Operating activities:
Net income	$38,926	$51,851
Adjustments to reconcile net income to cash (used for) provided by operating activities:
Depreciation and amortization	25,206	28,343
Share-based compensation expense	5,619	5,969
Provision for losses on accounts receivable	(368)	(27)
Deferred income tax (benefit) expense	(5,385)	(2,071)
Changes in operating assets and liabilities:
Accounts receivable	(41,863)	(29,736)
Merchandise inventories	(86,234)	(17,947)
Accounts payable	42,235	62,710
Net change in other assets and liabilities	(66,003)	(56,599)
Other, net	5,371	743
Cash (used for) provided by operating activities	(82,496)	43,236

Investing activities:
Additions to property and equipment	(16,433)	(8,857)
Additions to computer software and intangible assets	(7,860)	(4,602)
Proceeds from sale of property and equipment	573	4,565
Cash used for investing activities	(23,720)	(8,894)

Financing activities:
Proceeds from revolving credit facility	15,400	—
Cash dividends paid	(31,476)	(32,003)
Repurchases of common stock	(4,998)	(20,849)
Other, net	(5,658)	(5,968)
Cash used for financing activities	(26,732)	(58,820)

Effect of exchange rate changes on cash and cash equivalents	4,526	2,409

Net decrease in cash and cash equivalents	(128,422)	(22,069)
Cash and cash equivalents at beginning of period	185,488	161,020
Cash and cash equivalents at end of period	$57,066	$138,951

Owens & Minor, Inc.
Financial Statistics and GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)	Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016

Consolidated operating results:
Net revenue	$2,265,907	$2,328,573	$2,368,361	$2,415,601	$2,483,676

Gross margin	$273,533	$281,180	$294,980	$296,275	$299,420
Gross margin as a percent of revenue	12.07%	12.08%	12.46%	12.27%	12.06%

Distribution, selling & administrative expenses	$236,615	$237,693	$243,480	$241,305	$242,914
Distribution, selling & administrative expenses as a percent of revenue	10.44%	10.21%	10.28%	9.99%	9.78%

Operating earnings, as reported (GAAP)	$32,837	$35,517	$49,008	$53,568	$52,054
Acquisition-related charges (1)	692	1,347	286	597	730
Exit and realignment charges (2)	2,201	7,595	4,415	2,142	6,022
Acquisition-related intangible amortization (3)	2,347	2,319	2,450	2,489	2,538
Other (4)	3,311	922	—	—	—
Operating earnings, adjusted (Non-GAAP)	$41,388	$47,700	$56,159	$58,796	$61,344
Operating earnings as a percent of revenue (GAAP)	1.45%	1.53%	2.07%	2.22%	2.10%
Operating earnings as a percent of revenue, adjusted (Non-GAAP)	1.83%	2.05%	2.37%	2.43%	2.47%
				.
Net income, as reported (GAAP)	$20,141	$18,785	$27,105	$29,831	$27,716
Acquisition-related charges(1)	692	1,347	286	597	730
Income tax expense (benefit) (5)	(228)	(450)	67	(221)	(164)
Exit and realignment charges (2)	2,201	7,595	4,415	2,142	6,022
Income tax expense (benefit) (5)	(780)	(3,055)	(289)	(794)	(2,081)
Acquisition-related intangible amortization (3)	2,347	2,319	2,450	2,489	2,538
Income tax expense (benefit) (5)	(696)	(696)	(633)	(645)	(658)
Other (4)	3,311	922	—	—	—
Income tax expense (benefit) (5)	(1,139)	(354)	—	—	—
Net income, adjusted (Non-GAAP)	$25,849	$26,413	$33,401	$33,399	$34,103

Net income per share, as reported (GAAP)	$0.33	$0.31	$0.45	$0.48	$0.45
Acquisition-related charges, after-tax (1)	0.01	0.01	—	0.01	0.01
Exit and realignment charges, after-tax (2)	0.02	0.08	0.07	0.02	0.06
Acquisition-related intangible amortization, after-tax (3)	0.03	0.03	0.03	0.03	0.03
Other, after-tax (4)	0.04	0.01	—	—	—
Net income per share, adjusted (Non-GAAP)	$0.43	$0.44	$0.55	$0.54	$0.55

Financing:
Cash and cash equivalents	$57,066	$127,167	$185,488	$213,096	$138,951
Total interest-bearing debt	$583,201	$568,565	$569,387	$570,263	$571,143

Stock information:
Cash dividends per common share	$0.2575	$0.2575	$0.255	$0.255	$0.255
Stock price at quarter-end	$32.19	$34.60	$35.29	$34.73	$37.38

Owens & Minor, Inc.
Financial Statistics and GAAP/Non-GAAP Reconciliations (unaudited)

The following items in the current quarter have been excluded in our non-GAAP financial measures:
(1) Acquisition-related charges in the first and second quarters of 2017 were primarily transaction and transition costs associated with the acquisition of Byram Healthcare. The prior year amounts related primarily to costs incurred to settle certain obligations and address other on-going matters associated with the acquisitions of ArcRoyal and Medical Action.
(2) Exit and realignment charges in 2017 were associated with the write-down of information system assets which are no longer used and severance charges from reduction in force and other employee costs associated with the establishment of our new client engagement center. Expenses associated with the establishment of the client engagement center will continue to be recorded throughout 2017. Charges in 2016 included severance activities (including our voluntary employee separation program in the first quarter of 2016), and other costs associated with our strategic organizational realignment which include certain professional fees and costs to streamline administrative functions and processes in the United States and Europe.
(3) Acquisition-related intangible amortization includes amortization of certain intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers. We have begun to exclude these charges from our non-GAAP results in the second quarter of 2017 and thus prior year amounts have been recast on the same basis. Full year 2016 intangible amortization was $10.0 million or $0.12 per share.
(4) Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(5)These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2017		2016
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Domestic	$2,130,468	94.02%	$2,345,746	94.45%
International	95,899	4.23%	88,559	3.57%
Proprietary Products	130,959	5.78%	134,964	5.43%
Total segment net revenue	2,357,326		2,569,269
Inter-segment revenue
Proprietary Products	(91,419)	(4.03)%	(85,593)	(3.45)%
Total inter-segment revenue	(91,419)		(85,593)
Consolidated net revenue	$2,265,907	100.00%	$2,483,676	100.00%

		% of segment		% of segment
Operating earnings (loss):		net revenue		net revenue
Domestic	$29,460	1.38%	$43,451	1.85%
International	752	0.78%	893	1.01%
Proprietary Products	8,810	6.73%	14,255	10.56%
Inter-segment eliminations	19		207
Acquisition-related and exit and realignment charges	(2,893)		(6,752)
Other (1)	(3,311)		—
Consolidated operating earnings	$32,837	1.45%	$52,054	2.10%

Depreciation and amortization:
Domestic	$6,769		$7,497
International	3,964		4,416
Proprietary Products	1,915		2,213
Consolidated depreciation and amortization	$12,648		$14,126

Capital expenditures:
Domestic	$4,986		$2,659
International	3,431		2,860
Proprietary Products	1,105		880
Consolidated capital expenditures	$9,522		$6,399

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2017		2016
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Domestic	$4,324,428	94.12%	$4,667,455	94.49%
International	190,894	4.15%	172,110	3.48%
Proprietary Products	268,112	5.84%	276,317	5.59%
Total segment net revenue	4,783,434		5,115,882
Inter-segment revenue
Proprietary Products	(188,954)	(4.11)%	(176,413)	(3.57)%
Total inter-segment revenue	(188,954)		(176,413)
Consolidated net revenue	$4,594,480	100.00%	$4,939,469	100.00%

		% of segment		% of segment
Operating earnings (loss):		net revenue		net revenue
Domestic	$66,756	1.54%	$85,169	1.82%
International	1,408	0.74%	2,021	1.17%
Proprietary Products	16,938	6.32%	27,526	9.96%
Inter-segment eliminations	(681)		(457)
Acquisition-related and exit and realignment charges	(11,835)		(17,235)
Other (1)	(4,233)		—
Consolidated operating earnings	$68,353	1.49%	$97,024	1.96%

Depreciation and amortization:
Domestic	$13,630		$15,038
International	7,768		8,865
Proprietary Products	3,808		4,440
Consolidated depreciation and amortization	$25,206		$28,343

Capital expenditures:
Domestic	$13,804		$7,202
International	8,453		4,830
Proprietary Products	2,036		1,427
Consolidated capital expenditures	$24,293		$13,459

	June 30, 2017		December 31, 2016
Total assets:
Domestic	$1,945,271		$1,778,481
International	405,020		352,898
Proprietary Products	387,780		400,885
Segment assets	2,738,071		2,532,264
Cash and cash equivalents	57,066		185,488
Consolidated total assets	$2,795,137		$2,717,752
(1) Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Net Income Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Numerator:
Net income	$20,141	$27,716	$38,926	$51,851
Less: income allocated to unvested restricted shares	(229)	(281)	(469)	(560)
Net income attributable to common shareholders - basic	19,912	27,435	38,457	51,291
Add: undistributed income attributable to unvested restricted shares -basic	27	72	51	131
Less: undistributed income attributable to unvested restricted shares -diluted	(27)	(72)	(51)	(131)
Net income attributable to common shareholders - diluted	$19,912	$27,435	$38,457	$51,291
Denominator:
Weighted average shares outstanding - basic and diluted	59,863	61,502	60,020	61,588

Net income per share attributable to common shareholders:
Basic	$0.33	$0.45	$0.64	$0.83
Diluted	$0.33	$0.45	$0.64	$0.83